Exhibit 10.8

NON-DISCLOSURE, NON-SOLICITATION AND COVENANT NOT TO COMPETE

AGREEMENT

THIS NON-DISCLOSURE, NON-SOLICITATION AND COVENANT NOT TO COMPETE AGREEMENT (“Agreement”) is entered into on the 24th day of June, 2010, by and between AGS LLC, a Delaware Corporation (“Company”), and Bob Miodunski (“Employee”).

In consideration of the Company employing. Employee and the compensation to be paid to Employee during the course of his/her employment, Employee hereby agrees as follows:

1. Effective Date-Affiliates.

(a) This Agreement shall be effective as of the first day of employment with the Company.

(b) All references to Affiliates shall include American Gaming Systems, AGS Partners LLC, AGS Capital, LLC, AGS Holdings, LLC, GTNA Solutions, Corporation or any other entity acquired or organized by the Company during the course of the Employee’s employment with the Company.

2. Non-Disclosure, Non-Solicitation and Covenant Not to Compete.

(a) Non-Disclosure. Employee understands and acknowledges that Confidential Information (as defined herein), constitutes a valuable asset of Company and its Affiliates, and may not be converted to Employee’s own use. During the course of employment and thereafter, Employee shall hold in a fiduciary capacity for the benefit of Company all secret or confidential information, knowledge or data relating to Company or its Affiliates, and their respective businesses, that shall not be public knowledge (other than information which becomes public as a result of acts of Employee or his representatives in violation of this Agreement), including, without limitation, its products, programs, projects, promotions, marketing, business plans or practices, business operations, employees, research and development, intellectual property, customer/client information, matters subject to litigation, and technology or financial information of Company or its Affiliates (collectively referred to as “Confidential Information”), without the prior written consent of Company. In the event Employee is required by law or court order to disclose any Confidential Information, Employee shall promptly notify Company of such requirement and provide Company with a copy of any court order or of any law that requires such disclosure and, if Company so elects, to the extent permitted by law, provide Company an adequate opportunity, at its own expense, to contest such law or court order, prior to any such required disclosure by Employee.

(b) Non-Solicitation—Employees. During the course of employment and for a two (2) year period thereafter, Employee shall not, for himself or any third party, alone or as a member of a partnership or limited liability company, or as an officer, director, shareholder or otherwise, directly or indirectly, solicit or contact any employee of Company or any Affiliate of Company, with a view to inducing or encouraging such employee to leave the employ of Company or its Affiliates, for the purpose of being employed at a company employing Employee, a employer affiliated with Company or any competitor of Company or any affiliate thereof.

(c) Covenant Not to Compete. As a material inducement for Company to enter into this Agreement, during the course of employment and during a one (1) year period thereafter, Employee shall not directly or indirectly engage or participate in any way in nor accept any such position or affiliation with, nor render any such services on behalf of, any Competing Business, notwithstanding the job title given to Employee by any Competing Business. For purposes of this Agreement a Competing Business shall mean any person or business engaged in the manufacturing and/or distribution of Class II and/or Class III electronic gaming devices and/or casino back office systems. During this period Employee shall not, on behalf of Employee or on behalf of any other individual, association or entity, call on any of the clients or customers of the Company or any affiliate of the Company for the purpose of soliciting or inducing any of such customers to acquire (or providing to any of such customers) any product or service provided by the Company or an affiliate of the Company, nor will Employee in any way, directly or indirectly, as agent or otherwise, in any other manner solicit, influence or encourage such customers to take away or to divert or direct their business to Employee or any other person or entity by or with which Employee is employed, associated, affiliated or otherwise related. If you are terminated without “Cause” as defined in your offer letter the Covenant Not to Compete portion of this Agreement shall terminate after six (6) months unless the Company continues to pay your base salary (per the normal Company payroll cycle) for six (6) months past the date of termination in exchange for an additional six (6) month extension of the Covenant Not to Compete.

(d) Acknowledgement. The parties acknowledge that Company would not have entered into this Agreement in the absence of the preceding reasonable restrictions in this Section 2, and Employee confirms that these restrictions do not and will not unduly impair his ability to make a living after the termination of his/her employment with Company, the purpose of which is to protect the goodwill and other legitimate business interests of Company. Employee acknowledges that the provisions of this Section 2 are reasonable and necessary for the protection of Company and that Company will be irrevocably damaged if such provisions are not specifically enforced. Accordingly, Employee agrees that, in addition to any other relief to which Company may be entitled in the form of actual or punitive damages, Company shall be entitled to seek and obtain injunctive relief from a court of competent jurisdiction (without posting a bond therefore) for the purpose of restraining Employee from any actual or threatened breach of such provisions. The provisions of this Section 2 shall survive the term of employment.

3. Prior Commitments. Employee has no other agreements, relationships, or commitments to any other person or entity that conflict with Employee’s obligations to the Company under this Agreement.

4. Proprietary Information or Trade Secrets of Others. Employee will not disclose to the Company or its Affiliates, or use, or induce the Company to use, any proprietary information or trade secrets of others. Employee represents and warrants that he/she has returned all property and Confidential Information belonging to all prior employers.

5. Delivery of Documents and Data Upon Termination. In the event of termination of Employee’s employment with the Company for any reason whatsoever, Employee agrees, promptly and without request, to deliver, to and inform the Company of all documents and data pertaining to his/her employment, and the Confidential Information of the Company, whether prepared by Employee or otherwise coming into his/her possession or control. Employee will not retain any written or other tangible material, or copies thereof, containing any information concerning or disclosing any of the Confidential Information of the Company. Employee recognizes that such unauthorized taking of the Company’s trade secrets can result in criminal penalties and civil liability under the Uniform Trade Secrets Act; and that willful misappropriation may result in lines and an award against Employee for damages as well as the Company’s attorneys’ fees in collecting such damages, which shall be in addition to, and shall not supersede, the Company’s available remedies pursuant to state and federal law.

6. Equitable Remedies. Employee recognizes and agrees that the violation, breach or threatened violation or breach of any term, provision, or condition of this Agreement may cause irreparable damage to the Company which is difficult to calculate, and that the award of any sum or damages may not be adequate relief to the Company. Employee therefore agrees that, in addition to all of the remedies available in the event of any actual or threatened violation or breach of this Agreement, the Company shall have the right to injunctive and other equitable relief. However, no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver of or prohibition against the pursuit of other legal or equitable remedies in the event of the actual or threatened violation or breach of a provision of this Agreement.

7. Cumulative Remedies. Each and all of the several rights and remedies provided for in this Agreement shall be cumulative. No one right or remedy shall be exclusive of the others, or of any right or remedy allowed in law or in equity. No waiver or indulgence by the Company of any failure by Employee to keep or perform any promise or condition of this Agreement shall be a waiver of any preceding or succeeding breach of the same, or any other promise or condition. No waiver by the Company of any right shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

8. Attorneys’ Fees. If any action is necessary to enforce this Agreement, the prevailing party shall be entitled to recover its attorneys’ fees, costs, and expenses.

9. Material Condition of Employment. Employee acknowledges and agrees that the protections set forth in this Agreement are a material condition to his/her employment with and compensation by the Company.

10. Amendment and Binding Effect. This Agreement may not be amended except by an instrument in writing signed by both parties. This Agreement shall be binding on the heirs, executors, administrators, and other legal representatives and assigns of Employee, and is for the benefit of the Company and its successors and assigns.

11. Governing Law. The laws of the State of Nevada (without giving effect to choice of law or conflict of law principles) shall govern the validity, construction, performance and effect of this Agreement, except to the extent governed by federal law, irrespective of the fact that one or more of the parities now is, or may become, a resident or citizen of a different state or country. The parties hereby expressly submit to the personal jurisdiction of the court or arbitral forum located in Clark County, State of Nevada, and waive any objection or defense based on personal jurisdiction or venue that might otherwise be asserted to proceeding in such forum(s).

12. Entire Understanding. This Agreement expresses the entire understanding of the parties about the described subject matter.

13. Severability. If a court of competent jurisdiction holds any provision of this Agreement to be illegal, unenforceable, or invalid, in whole or in part, for any reason whatsoever, the validity and enforceability of the remaining provisions, or portions of them, will not be affected.

14. Employment at Will. Employment and compensation can be terminated, with or without cause, and with or without notice, at any time, at the option of the Company or the Employee. Nothing contained in this Confidentiality Agreement shall limit or otherwise alter the foregoing.

15. Headings. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, define or limit the scope, intent or interpretation of this Agreement.

AGS LLC

By:	/s/ AGS LLC
“Company”
/s/ Bob Miodunski
(Signature of Employee)
Bob Miodunski
“Employee”